Exhibit 23.1



               Consent of Ernst & Young LLP, Independent Auditors



   We consent to incorporation by reference in the Registration Statement (Form S-8) pertaining to The Marcus Corporation 1995 Equity Incentive Plan of our report dated July 21, 1995 with respect to the consolidated financial statements of The Marcus Corporation included in its Annual Report (Form 10-K) for the year ended May 25, 1995, filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP

                                      ERNST & YOUNG LLP


   Milwaukee, Wisconsin
   September 28, 1995